EXHIBIT 32.1


                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS
                         PURSUANT TO 18 U.S.C. SS 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on form 10-QSB of Edd Helms Group, Inc. and Subsidiaries (the "Company") for the quarter ended August 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, W. Edd Helms, Jr., President and Chief Executive Officer, Dean A. Goodson, Chief Financial Officer, and L. Wade Helms, Executive Vice President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

     (1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: February 21, 2006        /s/  W. Edd Helms, Jr.
      -----------------       ----------------------
                              W. Edd Helms, Jr., President, Chief
                              Executive Officer

      February 21, 2006       /s/  Dean A. Goodson
      -----------------       --------------------
                              Dean A. Goodson, Chief Financial Officer

      February 21, 2006       /s/  L. Wade Helms
      -----------------       ------------------
                              L. Wade Helms, Executive Vice President